UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2023

Daxor Corporation

(Exact name of registrant as specified in its charter)

New York	811-22684	13-2682108
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 Meco Lane, Oak Ridge, TN	37830
(Address of principal executive offices)	(Zip Code)

212-330-8500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DXR	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01	Other Events

Daxor Corporation (the “Company”) is filing this Current Report on Form 8-K to provide additional information regarding the use of proceeds from its public offering on May 22, 2023. In the offering, the Company raised net proceeds of $3,555,532 through the issuance of 410,260 shares at $9.75 per share. More information regarding the offering is available in the Prospectus Supplement filed with the Securities and Exchange Commission under Rule 497 of the Securities Act on May 23, 2023, and the Prospectus Supplement is incorporated by reference herein.

The offering documents cited next generation technology development as a potential use of proceeds, among other potential uses. In this regard, the Company hereby announces that it has reserved $1,900,000 of the net proceeds from the May 22, 2023 public offering to support the continued development of its next generation optical blood volume analyzer systems.

The Company anticipates that development work will proceed over a 24 month period, and expects it will be done in conjunction with other technology development efforts supported by the Department of Defense. The Company is excited to be moving forward its next generation technologies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAXOR CORPORATION
(Registrant)

Date: October 27, 2023	By:	/s/ Robert J. Michel
	Name:	Robert J. Michel
	Title:	Chief Financial Officer